Exhibit 2.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF AN PANAMA CORPORATION UNDER THE NAME OF “GREEN COFFEE COMPANY INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “GREEN COFFEE COMPANY INC.” TO “GREEN COFFEE COMPANY HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF MAY, A.D. 2020, AT 12:12 O’CLOCK P.M.

7960289 8100F	Authentication: 202894285
SR# 20203510434	Date: 05-07-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of  DELAWARE
CERTIFICATE OF DOMESTICATION
OF
GREEN COFFEE COMPANY INC.,
A COMPANY

Pursuant to Section 18-212 of the Delaware General Corporation Law, this document certifies the following:

1.	Green Coffee Company Inc. (the “Company” was incorporated on June 13, 2017 in the Republic of Panama.

2	Green Coffee Company Inc. is the name of the corporation immediately prior to the filing of this Certificate of Domestication.

3.	Green Coffee Company Holdings, LLC is the name of the corporation as set forth in its Certificate of Formation filed in Delaware.

4.	The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Republic of Panama and the conduct of its business or by applicable Panamanian law, as appropriate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Domestication as an authorized person with respect to the Company this 5th day of May, 2020.

AUTHORIZED PERSON:

By:	/s/ Maria Chang Mayer
Maria Chang Mayer, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:12 PM 05/06/2020
FILED 12:12 PM 05/06/2020
SR 20203510434 - File Number 7960289

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GREEN COFFEE COMPANY HOLDINGS, LLC” FILED IN THIS OFFICE ON THE SIXTH DAY OF MAY, A.D. 2020, AT 12:12 O’CLOCK P.M.

7960289 8100F	Authentication: 202894285
SR# 20203510434	Date: 05-07-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of  DELAWARE
CERTIFICATE OF FORMATION
OF
GREEN COFFEE COMPANY HOLDINGS, LLC
A DELAWARE LIMITED LIABILITY COMPANY

This Certificate of Formation was duly executed and is being .filed in accordance with Section 18-201 of the Delaware Limited Liability Company Act,

FIRST:   The name of the limited liability company is Green Coffee Company Holdings, LLC the “Company”).

SECOND:  The mailing address of the Company shall be Global Express Travel & Business Center, Calle 10 #42-28, Medellin, Colombia, 3381ADG.

THIRD: The address of the Company’s registered office in the State of Delaware is National Registered Agents, Inc., 1209 Orange Street, Wilmington, DE, 19801, and the name of the registered agent of the Company in the State of Delaware at that address is National Registered Agents, Inc.

FOURTH: The initial Manager of the Company shall be Cole Shephard, at Global Express Travel & Business Center, Calle 10 #42-28, Medellin, Colombia 3381ADG.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as an authorized person with respect to the Company this 5th day of May, 2020.

AUTHORIZED PERSON:

By:	/s/ Maria Chang Mayer
Maria Chang Mayer, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:12 PM 05/06/2020
FILED 12:12 PM 05/06/2020
SR 20203510434 - File Number 7960289